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                 AS AMENDED MARCH 13, 1996 AND NOVEMBER 4, 1999


                              AMENDED AND RESTATED

                                   BYLAWS OF

                         QUINTILES TRANSNATIONAL CORP.


                                   ARTICLE I

                                  DEFINITIONS

         In these bylaws, unless otherwise provided, the following terms shall have the following meanings:

                  (1) "Act" shall mean the North Carolina Business Corporation Act as codified in Chapter 55 of the North Carolina General Statutes, and as amended from time to time;

                  (2) "Articles of Incorporation" shall mean the Corporation's articles of incorporation, including amended and restated articles of incorporation and articles of merger;

                  (3) "Corporation" shall mean Quintiles Transnational Corp.

                  (4) "Distribution" shall mean a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise;

                  (5) "Emergency" shall mean a catastrophic event which prevents a quorum of the board of directors from being readily assembled;

                  (6) "Shares" shall mean the units into which the proprietary interests in the Corporation are divided; and

                  (7) "Voting group" shall mean all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on a matter are for that purpose a single voting group.


                                   ARTICLE II

                                    OFFICES

         SECTION 1. Principal Office: The principal office of the Corporation shall be located at 1007 Slater Road, Morrisville, Wake County, North Carolina 27560-9745, or at such other place as may be determined from time to time by the directors.

         SECTION 2. Registered Office: The registered office of the Corporation shall be located at 1007 Slater Road, Morrisville, Wake County, North Carolina 27560-9745.

         SECTION 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine, or as the affairs of the Corporation may require.

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                                  ARTICLE III

                            MEETING OF SHAREHOLDERS

         SECTION 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or as may be agreed upon by a majority of the shareholders entitled to vote at the meeting.

         SECTION 2. Annual Meeting: The annual meeting of shareholders for the election of directors and the transaction of other business shall be held annually at 10:00 a.m. on the third Wednesday in April, or at such other place, time, and date as the board of directors may designate.

         SECTION 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called by the board of directors, the chairman of the board, or the president. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 4. Special Meetings: Special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board, or the president. Only business within the purpose or purposes described in the meeting notice specified in Section 5 of this Article may be conducted at a special meeting of shareholders. [AMENDED NOVEMBER 4, 1999]

         SECTION 5. Notice of Meeting: Written or printed notice stating the time and place of the meeting shall be delivered by the Corporation not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either personally, by mail, by telegraph, by teletype, or by facsimile transmission, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of the shareholders of the Corporation, with postage thereon prepaid.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the Act.

         When an annual or special meeting is adjourned to a different date, time, and place, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, that if a new record date for the adjourned meeting is or must be set, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         The record date for determining the shareholders entitled to notice of and to vote at an annual or special meeting shall be fixed as provided in
Section 3 of Article VIII.

         SECTION 6. Waiver of Notice: A shareholder may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the shareholder, and filed with the minutes or corporate records. A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.


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         SECTION 7. Shareholder List: Commencing two (2) business days after notice of a meeting of shareholders is given and continuing through such meeting, the secretary of the Corporation shall maintain at the principal office of the Corporation an alphabetical list of the shareholders entitled to vote at such meeting, arranged by voting group, with the address of and number of shares held by each. This list shall be subject to inspection by any shareholder or his representative at any time during usual business hours and may be copied at the shareholder's expense.

         SECTION 8. Quorum: A majority of the votes entitled to be cast on a matter by any voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a majority of the votes voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         SECTION 9. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy may take the form of a telegram, telex, facsimile or other form of wire or wireless communication which appears to have been transmitted by a shareholder. A proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting.

         SECTION 10. Voting of Shares: Subject to the provisions of the articles of incorporation, and the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Except for the election of directors, which is governed by the provisions of Section 4 of Article IV, if a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the Act, the articles of incorporation, or these bylaws.

         Shares of the Corporation are not entitled to vote if: (i) they are owned, directly or indirectly, by the Corporation, unless they are held by it in a fiduciary capacity; (ii) they are owned, directly or indirectly, by a second corporation in which the Corporation owns a majority of the shares entitled to vote for directors of the second corporation; or (iii) they are redeemable shares and (x) notice of redemption has been given and (y) a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         SECTION 11. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting and is delivered to the Corporation to be included in the minutes or to be kept as part of the corporate records.

         SECTION 12. Shareholder Proposals. Any shareholder wishing to bring any business before a meeting of shareholders must provide notice to the Corporation not more than ninety (90) and not less than fifty (50) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by him at the shareholder's meeting. Any such notice shall set forth the following as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed


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amendment; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder;
(iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (v) any material interest of the shareholder in such business. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. In the absence of such notice to the Corporation meeting the above requirements, a shareholder shall not be entitled to present any business at any meeting of the shareholders.

         SECTION 13. Corporation's Acceptance of Votes: If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder.

         If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of such shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of its status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (iv) the name signed purports to be that of a beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes has a reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         SECTION 14. Number of Shareholders: The following persons or entities identified as a shareholder in the Corporation's current record of shareholders constitute one shareholder for purposes of these bylaws: (i) all co-owners of the same shares; (ii) a corporation, partnership, trust, estate, or other entity; and (iii) the trustees, guardians, custodians, or other fiduciaries of a single trust, estate, or account. Shareholdings registered in substantially similar names constitute one shareholder if it is reasonable to believe that the names represent the same person.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors.

         SECTION 2. Number, Term and Qualifications: The number constituting the board of directors shall be within the range specified in the articles of incorporation and shall be divided into three (3) classes as provided for in the articles of incorporation. The board of directors may by resolution fix or change the number of directors from time to time, so long as the number is within the range specified in the articles of incorporation. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified. Directors need not be residents of the State


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of North Carolina.

         SECTION 3. Nomination of Directors: Nominations for the election of directors may only be made by the board of directors, by the nominating committee of the board of directors (or, if none, any other committee serving a similar function) or by any shareholder entitled to vote generally in elections of directors where the shareholder complies with the requirements of this Section. Any shareholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not more than ninety (90) days nor less than fifty (50) days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders. Each such notice of a shareholder's intent to nominate a director or directors at an annual or special meeting shall set forth the following: (A) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (E) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Corporation if so elected. No person nominated by a shareholder shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the shareholders meeting shall determine that a nomination was not made in accordance with the procedures described by the bylaws of the Corporation, he shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         SECTION 4. Election of Directors: Except as provided in Section 6 of this Article and in the articles of incorporation, the directors shall be elected at the annual meeting of shareholders and those persons who receive the highest number of votes shall be deemed to have been elected.

         SECTION 5. Removal: Any director, or the entire board of directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all shares then entitled to vote generally in the election of directors. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.

         SECTION 6. Vacancies: Any vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, shall be filled only by the board of directors or, if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of the remaining directors or by the sole remaining director. If the vacant office was held by a


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director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

         SECTION 7. Compensation: The board of directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the board.

         SECTION 8. Committees: The board of directors may create one or more committees of the board, each of which shall have at least two (2) members, all of whom shall be directors. The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Each committee may, as specified by the board of directors, exercise some or all of the authority of the board except that a committee may not: (i) authorize distributions; (ii) approve or propose to shareholders action that the Act requires be approved by shareholders; (iii) fill vacancies on the board of directors or on any of its committees; (iv) amend the articles of incorporation pursuant to N.C. Gen. Stat. Section 55-10-02 or its successor; (v) adopt, amend, or repeal bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee to do so within limits specifically prescribed by the board of directors. The provisions of Article V, which govern meetings of the board of directors, shall likewise apply to meetings of any committee of the board.

         SECTION 9. Executive Committee: In accordance with Section 8 of this Article, the board of directors shall designate an executive committee. The chairman of the executive committee shall be appointed in accordance with the provisions of Article VI, and he shall appoint a secretary of the committee, who need not be from among its own members.

         Subject to the provisions of Section 8 of this Article, the executive committee may exercise all of the power of the board of directors during intervals between meetings thereof, including but not limited to the power to authorize the execution of contracts, deeds, leases, and other agreements respecting real or personal property. Without limiting the generality of the foregoing, it may fill vacancies occurring in any offices between meetings of the board of directors and may create new offices and elect persons to fill such offices, provided that vacancies in the offices of chairman of the board, president, executive vice president, and chief financial officer may be filled only by action of the board of directors. It shall consider and act upon any matters submitted to it by the board of directors and shall advise the board of directors in writing at the next regular meeting of the board in regard to its acts.

         The board of directors shall approve, disapprove, or modify the action taken by the executive committee and shall record such action in the minutes of the board meeting.

         In the event of the death, prolonged absence, or the inability of the chairman of the board to act, as determined by a majority of the remaining executive committee members, the executive committee shall appoint an acting chairman of the board who shall assume the duties and have the powers of the chairman of the board until the board of directors elects a new chairman of the board. The executive committee shall meet upon the call of the chairman of the executive committee or, any two (2) of its members. The person or persons calling the meeting shall cause reasonable notice to be given to all committee members.

         SECTION 10. Audit Committee: In accordance with Section 8 of this Article, the board of directors shall designate an audit committee, which shall be composed of directors who are not active officers or employees of the Corporation. A chairman of the committee shall be designated by the board of directors.


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         The audit committee shall assure that there exist viable auditing processes, both internal and independent, for the Corporation and its subsidiary or affiliated companies. The committee shall recommend to the board of directors the appointment of the independent auditors. The committee shall maintain open lines of communication with internal auditors, external auditors, and regulatory examiners, for the purposes of satisfying the committee that the audit scope and program are not restricted, short of need; that management takes appropriate and timely action on recommendations made by auditors or examiners; and that corporate personnel cooperate with auditors and examiners.

         The audit committee shall meet on call of the chairman of the committee as the nature of business warrants and shall review and consider reports of examination of regulatory agencies, management letters or other comments of external auditors, reports of the general auditor, and any other audit related business it considers appropriate. The chairman of the committee shall report to the board of directors on any recommendations made by the committee and on action taken by management on such recommendations.

         SECTION 11. Compensation and Benefits Committee: In accordance with
Section 8 of this Article, the board of directors shall designate a compensation and benefits committee. The chairman of the board and the president of the Corporation shall be non-voting members of this committee; all other members shall be directors who are not also officers of the Corporation.

         As provided in Section 3 of Article VI, the compensation and benefits committee shall fix the compensation and other benefits of all officers of the Corporation except those officers who are also members of the executive or compensation and benefits committees. The compensation and benefits committee may delegate this duty to such person or persons as it may deem appropriate.


                                   ARTICLE V

                             MEETINGS OF DIRECTORS

         SECTION 1. Regular Meetings: Regular meetings of the board of directors shall be held at such time and place, within or without the State of North Carolina, as the board of directors shall fix by resolution. (As amended January 23, 1995.)

         SECTION 2. Special Meetings: Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or any four (4) directors. Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

         SECTION 3. Notice of Meetings: Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least one (1) day before the meeting, give notice of the meeting by any usual means of communication, including by telephone, telegraph, teletype, mail, private carrier, facsimile transmission, or other form of wire or wireless communication. Such notice may be oral and need not specify the purpose for which the meeting is called.

         SECTION 4. Waiver of Notice: Any director may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the director, and filed with the minutes or corporate records; provided, however, that a director's attendance at or participation in a meeting waives any required notice to him unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 5. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors.


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         SECTION 6. Manner of Acting: The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by the articles of incorporation or these bylaws.

         SECTION 7. Presumption of Assent: A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. This right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 8. Participation in Meetings: Any or all of the directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

         SECTION 9. Action Without Meeting. Action which may be taken at a board of directors meeting may be taken without a meeting if the action is taken by all members of the board and is evidenced by one or more written consents signed by each director before or after such action, which describes the action taken and is included in the minutes or filed with the corporate records. Such action is effective when the last director signs the consent, unless the consent specifies a different effective date.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. Officers of the Corporation: The officers of the Corporation shall consist of a chairman of the board, one or more vice chairmen of the board, a chairman of the executive committee, a president, one or more vice presidents, a chief financial officer, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as the board of directors may from time to time appoint. There shall also be a management group as provided in Section 6 of this Article. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

         SECTION 2. Appointment and Term: The officers of the Corporation shall be appointed by the board of directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is appointed and qualifies. The appointment of an officer does not itself create contract rights for either the officer or the Corporation.

         SECTION 3. Compensation of Officers: Except as otherwise provided in these bylaws, the compensation of and other benefits provided to officers of the Corporation shall be fixed by the compensation and benefits committee of the board of directors or by such persons or persons to whom such duty has been delegated by such committee; provided, however, that the compensation and benefits of those officers who are members of the executive or compensation and benefits committees of the board shall be fixed by the board of directors.

         SECTION 4. Resignation and Removal: An officer may resign at any time by communicating his resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later date. If a resignation is made effective as of a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer or agent appointed by the


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board of directors may be removed by the board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. Bonds: The board of directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the board of directors.

         SECTION 6. Management Group: The management group of the Corporation shall consist of four (4) persons. Initially, the members of the management group shall be the chairman of the board, the senior executive vice president for operations; the executive vice president for administration, and the chief financial officer. Thereafter, the management group shall consist of such officers as the board of directors shall designate. The management group shall be responsible for defining the overall strategy, purpose, and direction of the Corporation and overseeing and directing the central functions of the Corporation, subject to the powers of the board of directors.

         SECTION 7. Chief Executive, Chief Operating, and Chief Financial
Officers: The board of directors shall designate a chief executive officer. The chief executive officer shall be responsible for carrying out the policies adopted by the board of directors and the management group and shall consult with the management group as to matters within the scope of the authority of the management group. Initially, the chairman of the board shall be the chief executive officer; thereafter, the chief executive officer shall be such officer as the board of directors shall designate from time to time.

         The board of directors shall also designate a chief operating officer. The chief operating officer shall have general authority and supervision over the operations of the Corporation and shall consult with the management group as to matters within the scope of the authority of the management group. The chief operating officer shall be such officer as the board of directors may designate from time to time.

         The board of directors shall also designate a chief financial officer. The chief financial officer shall have general authority and supervision over financial and accounting matters and shall consult with the management group as to matters within the scope of the authority of the management group. Initially, Rachel R. Selisker, a vice president and chief financial officer, shall be the chief financial officer. Thereafter, the chief financial officer shall be such officer as the board of directors shall designate from time to time.

         SECTION 8. Chairman of the Board: Initially, Dennis B. Gillings, Ph.D. shall serve as chairman of the board. Thereafter, the chairman of the board shall be such director as the board of directors shall designate from time to time. The chairman of the board shall preside at all meetings of the board of directors and the shareholders and shall perform such other duties as may be prescribed from time to time by the board of directors. In the interim between meetings of the board of directors, he may make appointments pro tem to offices below the level of executive vice president, either for the purpose of filling a vacancy or increasing the number of offices, such appointees to hold office until the next succeeding regular or special meeting of the directors who may, at that time, confirm or revoke such appointments. The chairman of the board shall have the power to execute on behalf of the Corporation certificates for shares, as well as any deeds, mortgages, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of such documents or instruments shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by the Act to be otherwise signed or executed. The chairman of the board shall make a report of the Corporation's condition to the shareholders at their annual meeting and to the board of directors at their regular meetings. He shall be an ex officio member of all committees of the board of directors except the audit committee.

         SECTION 9. Vice Chairmen of the Board: Vice chairmen of the board, if such officers are appointed by the board of directors, shall have such authority and shall perform such duties as may be prescribed from time to time by the board of directors or the chairman of the board.

         SECTION 10. Chairman of the Executive Committee: The chairman of the executive committee shall preside at all meetings of the executive committee of the board of directors and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the board of directors. Initially, the chairman of the board shall be the chairman of the executive committee. Thereafter, the chairman of the executive committee shall be such director as the board of directors shall designate from time to time.

         SECTION 11. President: The president shall have general authority and supervision over the officers and employers of the Corporation and shall perform such other duties as may be prescribed from time to time by the board of directors. All officers shall report to him except to the extent specifically reserved by the chairman of the board. He shall consult with the chairman of the board as to matters within the scope of the authority of the chairman of the board. He shall have the authority to sign certificates for shares, as well as any deeds, mortgages, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of such contracts or instruments shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by the Act to be otherwise signed or executed.

         SECTION 12. Vice Presidents: Vice presidents shall be designated as senior executive vice presidents, executive vice presidents, senior vice presidents and assistant vice presidents. In the absence of the president, the vice presidents in the order determined by the board of directors, or in the absence thereof, in the order of seniority of senior executive vice presidents, executive vice presidents, senior vice presidents and assistant vice presidents, respectively, shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon that office. Any vice president may sign certificates for shares, as well as any deeds, mortgages, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of such documents or instruments shall be expressly delegated by the board of directors or these bylaws to some other officer or agent of the Corporation or shall be required by the Act to be otherwise signed or executed. A vice president shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president, or the board of directors.

         SECTION 13. Secretary: The secretary shall: (i) keep the minutes of the meetings of shareholders, of the board of directors, and of all committees of the board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) keep a register of the mailing address of each shareholder which shall be furnished to the secretary by such shareholder; (v) sign, with the chairman of the board, the president, or a vice president, certificates for shares, the issuance of which shall have been authorized by resolution of the board of directors; (vi) have general charge of the stock transfer books of the Corporation; (vii) keep or cause to be kept in the State of North Carolina at the Corporation's principal office a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared a shareholder list prior to each meeting of shareholders as required by the Act; (viii) maintain and authenticate the books and records of the Corporation; (ix) with the assistance of the treasurer and other officers, prepare and deliver to the Corporation's shareholders such financial statements, notices, and reports as may be required by N.C. Gen. Stat. Sections 55-16-20 and 55-16-21 (or their successors); (x) prepare and file with the North Carolina Secretary of State the annual report required by N. C. Gen. Stat. Section 55-1622 (or its successor); and (xi) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president, or the board of directors.

         SECTION 14. Assistant Secretaries: In the absence of the secretary, the assistant secretaries in the order of their length of service as assistant secretary, unless otherwise determined by the board of directors, shall perform the duties of the secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the secretary. They shall perform such other duties as may be assigned to them by the secretary, the chairman of the board, the president, or the board of directors. Any assistant secretary may sign, with the chairman of the board, the president, or a vice president, certificates for shares.

         SECTION 15. Treasurer: The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation;
(ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in accordance with the provisions of Section 4 of Article VII; (iii) prepare, or cause to be prepared, an annual financial statement in accordance with Section 3 of Article IX; and
(iv) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president, or the board of directors. The treasurer may sign, with the chairman of the board, the president, or a vice president, certificates for shares.

         SECTION 16. Assistant Treasurer: In the absence of the treasurer, the assistant treasurers, in the order of their length of service as assistant treasurer, unless otherwise determined by the board of directors, shall perform the duties of the treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the treasurer. They shall perform such other duties as may be assigned to them by the treasurer, the chairman of the board, the president, or the board of directors. Any assistant treasurer may sign, with the chairman of the board, the president, or a vice president, certificates for shares.


                                  ARTICLE VII

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts: The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks and Drafts: All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the board of directors shall direct.


                                  ARTICLE VIII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFERS

         SECTION 1. Certificates for Shares: Shares may, but need not, be represented by certificates. If certificates are issued, they shall be in such form as the board of directors shall determine; provided that, at a minimum, each certificate shall state on its face: (i) the name of the Corporation and that it is organized under the laws of North Carolina; (ii) the name of the person to whom issued; and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation issues certificates for shares of preferred stock, the designations, relative rights, preferences, and limitations applicable to that class, and the variations in rights, preferences, and limitations for each series within that class (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate; alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information in writing and without charge. These certificates shall be signed, either manually or in facsimile, by the chairman of the board, the president, or any vice president, and the secretary, any assistant secretary, the treasurer or any assistant treasurer. They shall be consecutively numbered or otherwise identified and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         SECTION 2. Transfer of Shares: Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record, by his legal representative (who shall furnish proper evidence of authority to transfer) or by his attorney (whose authority shall be evidenced by a power of attorney duly executed and filed with the secretary), and only upon surrender for cancellation of the certificates for such shares.

         SECTION 3. Fixing Record Date: For the purpose of determining shareholders entitled to receive notice of a shareholders meeting, to demand a special meeting, to vote, to take any other action, or to receive payment, or for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, before the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive a distribution, the day before the first notice of the meeting is mailed or the day on which the board of directors authorize the distribution, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment of such meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 4. Lost Certificates: The board of directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing the issuance of a new certificate, the board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

         SECTION 5. Reacquired Shares: A corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 1. Distributions: The board of directors may from time to time declare, and the Corporation may make, distributions on its outstanding shares in the manner and subject to the terms and conditions provided by the Act and by the articles of incorporation.

         SECTION 2. Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "CORPORATE SEAL" or "SEAL," and which shall have such other characteristics as the board of directors may determine.

         SECTION 3. Records and Reports: All of the Corporation's records shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders, and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors.

         The Corporation shall keep a copy of the following records at its principal office: (i) the articles of incorporation and all amendments to them currently in effect; (ii) these bylaws and all amendments to them currently in effect; (iii) resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, (if shares issued pursuant to those resolutions are outstanding); (iv) the minutes of all shareholders meetings and records of all actions taken by shareholders without a meeting during the past three years;
(v) all written communications to shareholders generally within the past three years; (vi) the annual financial statements described below, prepared during the past three years; (vii) a list of the names and business addresses of its current directors and officers; and (viii) its most recent annual report delivered to the North Carolina Secretary of State.

         The Corporation shall prepare and make available to its shareholders annual financial statements for the Corporation and its subsidiaries that: (i) include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year; and (ii) are accompanied by either (x) a report of a public accountant on the annual financial statements, or (y) a statement by the chief financial officer or treasurer stating his reasonable belief whether the annual financial statements were prepared on the basis of generally accepted accounting principles (and, if not, describing the basis of preparation) and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. These annual financial statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the close of each fiscal year of the Corporation. On written request from a shareholder who was not mailed the annual financial statements, the Corporation shall mail to him the latest such statements.

         The Corporation shall also prepare and file with the North Carolina Secretary of State an annual report in such form as required by N.C. Gen. Stat. ss 55-16-22, or its successor.

         SECTION 4.01. Right to Indemnification: Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or on behalf of the Corporation itself), by reason that he is or was a director or officer of the Corporation, or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney's fees, judgements, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise.

         SECTION 4.02. Right of Claimant to Bring Suit: If a claim under
Section 4.01 hereof is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 4.03. Nonexclusivity of Rights: The right to indemnification and the advancement and payment of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's articles of incorporation, these bylaws, any agreement, the vote of shareholders or disinterested directors or otherwise.

         SECTION 4.04. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the Act.

         SECTION 4.05. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

         SECTION 5. Fiscal Year: The fiscal year of the Corporation shall be fixed by the board of directors.

         SECTION 6. Amendments: (a) The board of directors may amend or repeal these bylaws, except to the extent otherwise provided in the articles of incorporation, a bylaw adopted by the shareholders, or the

Act, and except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither of the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend, or repeal that particular bylaw or the bylaws generally; provided, however, the original adoption of these bylaws by the shareholders shall not preclude the board of directors from thereafter readopting, amending, or repealing these bylaws.

                  (b) The Corporation's shareholders may adopt, amend, alter, change, or repeal any of these bylaws; provided that, in addition to any requirements of the Act (and notwithstanding the fact that a lesser percentage may be specified in the Act), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all shares then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders to adopt, amend, alter, change, or repeal any of these bylaws.

                  (c) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed: (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw permits amendment or repeal by the board of directors; or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

                  (d) A bylaw referred to in Sub-Section (c) above: (i) may not be adopted by the board of directors by a vote of less than a majority of the directors then in office; and (ii) may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or prescribed by a bylaw adopted or amended by the shareholders.

         SECTION 7. Opt-Out of North Carolina Shareholder Protection Act: The provisions of the North Carolina Shareholder Protection Act shall not be applicable to the Corporation.

         SECTION 8. Opt-Out of North Carolina Control Share Acquisition Act:
The provisions of the North Carolina Control Share Acquisition Act shall not be applicable to the Corporation.

         SECTION 9. Emergencies: In anticipation of or during an emergency, the board of directors may: (i) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and (ii) relocate the principal office or designate alternative principal or regional offices, or authorize the officers to do so.

         During an emergency: (i) notice of a meeting of the board of directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; and
(ii) one or more officers present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

         SECTION 10. Severability: Should any provision of these bylaws become ineffective or be declared to be invalid for any reason, such provision shall be severable from the remainder of these bylaws and all other provisions of these bylaws shall continue to be in full force and effect.


ATTESTED:


                                 Date:
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